Exhibit 1.1

GOLDEN MINERALS COMPANY

UNDERWRITING AGREEMENT

October 7, 2010

CANACCORD GENUITY CORP.

as Representative for the Underwriters

listed in Schedule I hereto

c/o Canaccord Genuity Corp.

161 Bay Street, Suite 3000

Toronto, Ontario, Canada

M5J 2S1

Ladies/Gentlemen:

Golden Minerals Company, a corporation organized and existing under the laws of Delaware (the “Company”), proposes to issue and sell, subject to the terms and conditions stated herein, to the several underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 4,055,000 shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”).  In addition, solely for the purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, the Company grants to the Underwriters the option to purchase from the Company up to an additional 608,250 shares (the “Additional Shares”) of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the “Shares”. Canaccord Genuity Corp. (“Canaccord”) is acting as lead manager and representative for the Underwriters in connection with the offering and sale of the Shares contemplated herein (the “Offering”).

In connection with the Offering, Sentient Global Resources Fund III, L.P. and SGRF III Parallel I, L.P. (together “Sentient”) has indicated that it intends to purchase an aggregate number of shares of Common Stock (the “Sentient Shares”) such that Sentient will increase its ownership percentage of the Company’s outstanding common stock (excluding restricted shares held by the Company’s employees) to 19.9% after the Offering (the “Sentient Offering”).  The Sentient Shares will be offered and sold by the Company to Sentient on a private placement basis in Canada and pursuant to Rule 903 of Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Underwriters are acting as placement agents in connection with the Sentient Offering.

The Company understands that the Underwriters propose to make a public offering of the Shares in the United States upon the terms set forth in the U.S. Final Prospectus Supplement (as defined below) and in Canada upon the terms set forth in the Canadian Final Prospectus (as defined below), either directly or through their respective United States or Canadian broker-dealer affiliates, as soon as the Underwriters deem advisable after this agreement (this “Agreement”) has been executed and delivered, a final receipt has been obtained from the OSC (as defined below) with respect to the Canadian Final Prospectus and the U.S. Final Prospectus Supplement has been filed.

1.             Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)           The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act, relating to the Shares and other securities of the Company, on Form S-3 (No. 333-168304) (the initial filing and all pre-effective amendments thereto collectively being referred to as the “Initial Registration Statement”); and such Initial Registration Statement, and any post-effective amendment thereto, each in the form previously delivered to you, have been declared effective by the Commission, in such form.  No other document with respect to the Initial Registration Statement has heretofore been filed with the Commission, other than the U.S. Preliminary Prospectus Supplement (as defined below) filed in connection with the Offering.  The various parts of the Initial Registration Statement, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 4(b) hereof and deemed by virtue of Rule 430B under the Securities Act to be part of the Initial Registration Statement at the time it became effective under the Securities Act with respect to the Underwriters (the “U.S. Base Prospectus”), and (ii) the documents incorporated by reference in the U.S. Base Prospectus contained in the Initial Registration Statement at the time such part of the Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became or hereafter becomes effective under the Securities Act with respect to the Underwriters, are hereafter collectively referred to as the “Registration Statement.”  Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective date of the Initial Registration Statement that is incorporated by reference therein.  No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

The preliminary prospectus supplement dated October 6, 2010, together with the U.S. Base Prospectus, relating to the Shares, in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act and any subsequent preliminary prospectus supplement, together with the U.S. Base Prospectus, relating to the Shares filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter referred to as a “U.S. Preliminary Prospectus Supplement”; and the prospectus supplement, together with the U.S. Base Prospectus, relating to the Shares to be filed with the Commission pursuant to Rule 424(b) under the Securities Act immediately prior to the Applicable Time (as defined below), is hereafter referred to as the “U.S. Final Prospectus Supplement”.  Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Shares is hereafter referred to as an “U.S. Issuer Free Writing Prospectus”.

Any reference herein to any U.S. Preliminary Prospectus Supplement or the U.S. Final Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the date of such U.S. Preliminary Prospectus Supplement or U.S. Final Prospectus Supplement, as the case may be; and any reference herein to any “amendment” or “supplement” to any U.S. Preliminary Prospectus Supplement or the U.S. Final Prospectus Supplement shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the date of such U.S. Preliminary Prospectus Supplement or U.S. Final Prospectus Supplement, as the case may be, which is incorporated therein by reference and (ii) any such document so filed.

Any reference herein to any Canadian Preliminary Prospectus (as defined below) and the Canadian Final Prospectus (as defined below) shall be deemed to include the documents of the Company incorporated by reference therein pursuant to National Instrument 44-101 - Short Form Prospectus Distributions (“NI 44-101”) and that were or are filed with the Canadian Qualifying Authorities.

The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the Offering contemplated hereby.

All references in this Agreement to the Registration Statement, the U.S. Base Prospectus, any U.S. Preliminary Prospectus Supplement, any U.S. Issuer Free Writing Prospectus or the U.S. Final Prospectus Supplement, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b)           The Company meets the eligibility requirements for use of a short form prospectus under NI 44-101 and has prepared and filed a preliminary short form prospectus dated October 6, 2010 relating to the Offering using the short form prospectus distribution and passport systems as provided in National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions (“NP 11-202”), Multilateral Instrument 11-102 - Passport System (“MI 11-102”) and NI 44-101 with the Ontario Securities Commission (“OSC”) as principal regulator under MI 11-102 and the securities commissions (together with the Ontario Securities Commission, the “Canadian Qualifying Authorities”) of each of the Provinces of Alberta and British Columbia (together with the Province of Ontario, the “Canadian Qualifying Jurisdictions”), and has obtained a preliminary receipt dated October 6, 2010, issued by the OSC, as principal regulator, with respect to such filing in the Canadian Qualifying Jurisdictions (such preliminary short form prospectus, as subsequently amended, the “Canadian Preliminary Prospectus”).  “Canadian Final Prospectus” means the final short form prospectus of the Company relating to the Offering, to be filed in accordance with NP 11-202, MI 11-102 and NI 44-101 in the Canadian Qualifying Jurisdictions.

The Canadian Preliminary Prospectus and the Canadian Final Prospectus and any supplement or amendment thereto and the documents incorporated therein by reference pursuant to NI 44-101 are herein referred to collectively as the “Canadian Offering Documents”.

The U.S. Preliminary Prospectus Supplement, U.S. Final Prospectus Supplement, any U.S. Issuer Free Writing Prospectus are herein referred to collectively as the “U.S. Offering Documents”.

“Prospectuses” mean, collectively, the Canadian Final Prospectus and the U.S. Final Prospectus Supplement.

(c)           The Registration Statement complies, and the U.S. Final Prospectus Supplement and any further amendments or supplements to the Registration Statement or the U.S. Final Prospectus Supplement will comply, in all material respects with the applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”); the Registration Statement does not and will not, as of the applicable effective date of the Registration Statement and any amendment thereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; the U.S. Final Prospectus Supplement and any amendment thereof or supplement thereto, from the applicable filing date, as of the Applicable Time and through the Closing Date (as defined below) and the Additional Closing Date (as defined below), if any, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Registration Statement or the U.S. Final Prospectus Supplement or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Canaccord specifically for use therein.  The parties hereto agree that such information provided by or on behalf of any Underwriter through Canaccord consists solely of the material referred to in Section 16 hereof.

(d)           No order preventing or suspending the use of any U.S. Preliminary Prospectus Supplement or any U.S. Issuer Free Writing Prospectus has been issued by the Commission, and each U.S. Preliminary Prospectus Supplement, at the time of filing thereof, complied in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from any U.S. Preliminary Prospectus Supplement in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Canaccord specifically for use therein.  The parties hereto agree that such information provided by or on behalf of any Underwriter through Canaccord consists solely of the material referred to in Section 16 hereof.

(e)           For purposes of this Agreement, the “Applicable Time” is the date and time immediately following the receipt by the Company of a final receipt issued by the OSC as principal regulator for the Canadian Final Prospectus. Each U.S. Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and does not include information that conflicts with the information contained in the Initial Registration Statement, and will not include information that conflicts with the information contained in the U.S. Final Prospectus Supplement, and any U.S. Issuer

Free Writing Prospectus, as supplemented by and taken together with the U.S. Final Prospectus Supplement as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  No representation and warranty is made in this Section 1(e) with respect to any information contained in or omitted from the U.S. Final Prospectus Supplement or any U.S. Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Canaccord specifically for use therein.  The parties hereto agree that such information provided by or on behalf of any Underwriter through Canaccord consists solely of the material referred to in Section 16 hereof.

(f)            No order preventing or suspending the use of the Canadian Preliminary Prospectus or the Canadian Final Prospectus or preventing the distribution of the Shares or the Sentient Shares has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened, by any Canadian Qualifying Authority.

(g)           The documents incorporated by reference in the Canadian Preliminary Prospectus, at the time they were filed with the Canadian Qualifying Authorities, conformed in all material respects with the requirements of Canadian Securities Laws, and none of such documents contained any untrue statement of a “material fact” (as such term is defined in the Securities Act (Ontario), or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and that are incorporated by reference in the Canadian Final Prospectus, when such documents are filed with the Canadian Qualifying Authorities, will conform in all material respects with the requirements of Canadian Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)           Each delivery by the Company to the Underwriters of a Canadian Offering Document shall constitute a representation and warranty by the Company to the Underwriters that, as at the date of delivery:

(i)            all information and statements contained therein (the “Company Information”) are true and correct in all material respects;

(ii)           the Company Information contained therein contains no misrepresentation (as such term is defined in Canadian Securities Laws (as defined below)) and no untrue, false or misleading statement of a material fact (as such term is defined in Canadian Securities Laws);

(iii)          no material fact has been omitted from the Company Information contained therein which is required to be stated in the Company Information or is necessary to make any statement or information in the Company Information not false or misleading in light of the circumstances in which it was made;

(iv)          the Company Information contained therein constitutes full, true and plain disclosure of all material facts relating to the Company and the Subsidiaries (as defined below) taken as a whole and to the Shares; and

(v)           each of the Canadian Offering Documents complies in all material respects with Canadian Securities Laws;

provided, however, that the representations and warranties contained in clauses (i) to (iv) shall not apply to any information contained in or omitted from any Canadian Offering Document in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Canaccord specifically for use therein.  The parties hereto agree that such information provided by or on behalf of any Underwriter through Canaccord consists solely of the material referred to in Section 16 hereof.

“Canadian Securities Laws” means the securities statutes of each of the Canadian Qualifying Jurisdictions and the respective regulations and rules made and forms prescribed thereunder together with all applicable published policies, orders, rulings, instruments, blanket orders and notices of the Canadian Qualifying Authorities of the Canadian Qualifying Jurisdictions applicable to the Offering and the Sentient Offering.

The delivery of any Canadian Offering Document shall constitute the consent of the Company to the use of such Canadian Offering Document by the Underwriters for the Offering. For purposes of this Agreement, all references to any Canadian Offering Document shall be deemed to include the copy thereof filed with the Canadian Qualifying Authorities pursuant to the System for Electronic Document Analysis and Retrieval (“SEDAR”).

(i)            PricewaterhouseCoopers LLP, who have audited the consolidated financial statements of the Company’s predecessor and its subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) for the years ended December 31, 2007, 2008, and 2009 that are included or incorporated by reference in the Registration Statement and the Prospectuses, and whose reports appear or are incorporated by reference in the Registration Statement and the Prospectuses, are independent registered public accountants as required by the Securities Act, the Exchange Act, the Rules and Regulations and the Canadian Securities Laws.

(j)            Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as disclosed in the U.S. Final Prospectus Supplement and the Canadian Final Prospectus, when filed, (i) the Company has not declared or paid any dividends, or made any other distribution of any kind, on or in respect of its capital stock, (ii) there has not been any change in the capital stock or long-term or short-term debt of the Company or any of its Subsidiaries, (iii) neither the Company nor any Subsidiary has sustained any material loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and (iv) there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Change”).  Since the date of the latest balance sheet included or incorporated by reference in the Registration Statement, or, when filed, the U.S. Final Prospectus Supplement and the Canadian Final Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries, individually or taken as a whole, except for liabilities, obligations and transactions which may be disclosed in the U.S. Final Prospectus Supplement and the Canadian Final Prospectus.

(k)           No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(l)            The Company has an authorized and outstanding capitalization as set forth in the U.S. Preliminary Prospectus Supplement and the Canadian Preliminary Prospectus, and all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that entitles any person to acquire from the Company or any Subsidiary any Common Stock or other security of the Company or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement.  The Subsidiaries listed in Exhibit A hereto are the only “Subsidiaries” of the Company (within the meaning of Rule 405 under the Securities Act).  The Company’s direct or indirect percentage ownership of the shares of the Subsidiaries is accurately disclosed in Exhibit A hereto. All of the issued shares of capital stock of or other ownership interests in each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors’ qualifying shares and as set forth on Exhibit A) are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”).

(m)          The Company has full power and authority (corporate or otherwise) to issue the Shares and the Sentient Shares and to perform its obligations hereunder. The Firm Shares and the Sentient Shares to be delivered by the Company on the Closing Date and the Additional Shares to be delivered by the Company on the Additional Closing Date (as defined below), if any, have been duly and validly authorized and, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state, federal and foreign securities laws and will not have been issued in violation of or, except as set forth in the U.S. Offering Documents and the Canadian Offering Documents, subject to any preemptive or similar right that entitles any person to acquire any Relevant Security from the Company.  The Common Stock, the Shares and the Sentient Shares conform in all material respects to the descriptions thereof contained in the Registration Statement, the U.S. Offering Documents and the Canadian Offering Documents.  Except as disclosed in the U.S. Offering Documents and the Canadian Offering Documents, the Company has no outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.  Except as disclosed in the U.S. Offering Documents and the Canadian Offering Documents, no holder of any Relevant Security has any rights to require registration or qualification under the Securities Act or applicable Canadian Securities Laws of any Relevant Security in connection with the offer and sale of the Shares and the Sentient Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof.

(n)           Each of the Company and each Subsidiary has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization.  The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on (i) the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; or (ii) the ability of the Company to consummate the Offering, the Sentient Offering or any other transaction contemplated by this Agreement, the U.S. Offering Documents and the Canadian Offering Documents (a “Material Adverse Effect”).

(o)           The Company and each Subsidiary has all requisite power and authority, and, except as disclosed in the U.S. Offering Documents and the Canadian Offering Documents, all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement, the U.S. Offering Documents and the Canadian Offering Documents, and each such Consent is valid and in full force and effect, except in each case as could not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Subsidiary has received notice of any investigation or proceeding which, if decided adversely to the Company or any such Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any such Consent. The Company and the Subsidiaries are not aware of any pending change or contemplated change to any applicable law or regulation or governmental position except as would not reasonably be expected to have a Material Adverse Effect.

(p)           This Agreement has been duly and validly authorized, executed and delivered by the Company.

(q)           The issue and sale of the Shares and the Sentient Shares, the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated do not and will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound or (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiary, or (iii) violate or conflict with any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.

(r)            No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares, necessary approvals of the Toronto Stock Exchange (the “TSX”) and the NYSE Amex LLC (“NYSE Amex”), and any consents as may be required under state securities or blue sky laws in the United States, the Canadian Securities Laws or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Shares and the Sentient Shares by the Underwriters, each of which has been obtained and is in full force and effect or will be obtained at or prior to the Closing Date or the Additional Closing Date, if any.

(s)           Except as disclosed in the Registration Statement, the U.S. Offering Documents and the Canadian Offering Documents, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company or any Subsidiary could not reasonably be expected to have a Material Adverse Effect.

(t)            The consolidated financial statements, including the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement, and, when filed, the U.S. Final Prospectus Supplement and the Canadian Final Prospectus present fairly, in all material respects, the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company (including any predecessor companies) and its consolidated subsidiaries; except as otherwise stated in the Registration Statement and, when filed, the U.S. Final Prospectus Supplement and the Canadian Final Prospectus, said consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included or incorporated by reference in the

Registration Statement and, when filed, the U.S. Final Prospectus Supplement and the Canadian Final Prospectus present fairly, in all material respects, the information required to be stated therein.  No other financial statements or supporting schedules are required to be included in the Registration Statement or the U.S. Final Prospectus Supplement by the Securities Act or the Rules and Regulations.  The other financial and statistical information included or incorporated by reference in the Registration Statement, and, when filed, the U.S. Final Prospectus Supplement and the Canadian Final Prospectus, including the selected consolidated financial data set forth under the caption “Capitalization” in the U.S. Final Prospectus Supplement and the Canadian Final Prospectus, present fairly, in all material respects, the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement, the U.S. Final Prospectus Supplement and the Canadian Final Prospectus and the books and records of the respective entities presented therein.

(u)           The statistical, industry-related and market-related data included in the Registration Statement, and, when filed, the U.S. Final Prospectus Supplement and the Canadian Final Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree in all material respects with the sources from which they are derived.

(v)           The shares of Common Stock are listed on the TSX and the NYSE Amex, the Company is not in default of any listing requirements of the TSX or the NYSE Amex applicable to the Company, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the TSX or the NYSE Amex, nor has the Company received any notification that the Commission, any Canadian Qualifying Authority, the TSX or NYSE Amex is contemplating terminating such registration or listing.

(w)          The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The books and records of the Company and each of the Subsidiaries disclose all of their material financial transactions and such transactions have been fairly and accurately recorded.

(x)            The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Except as disclosed in the U.S. Offering Documents and the Canadian Offering

Documents, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.  Since the date of the latest audited consolidated financial statements incorporated by reference in the U.S. Final Prospectus Supplement and the Canadian Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(y)           The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(z)            There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications. Neither the Company nor any of the Subsidiaries is indebted to any of its directors or officers, other than on account of directors fees or expenses accrued but not paid, or to the best of its knowledge, to any of its stockholders.  The Company has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever other than of a Subsidiary.

(aa)         Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares or the Sentient Shares.

(bb)         Neither the Company nor any of its directors or officers, nor, to the Company’s knowledge, any of its other affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act and the Rules and Regulations) with the offer and sale of the Shares pursuant to the Registration Statement.

(cc)         The statements set forth in the U.S. Preliminary Prospectus Supplement, the Canadian Preliminary Prospectus and the Prospectuses, when filed, under the caption “Description of Common Stock”, insofar as it purports to constitute a summary of the terms of the Common Stock; under the caption “United States Federal Income Tax Considerations for Non-U.S. Holders” insofar as they purport to describe the provision of the laws referred to therein; and under the caption “Underwriting”, insofar as they purport to constitute a summary of the terms of this Agreement; are accurate in all material respects.

(dd)         There is no franchise, contract or other document of a character required to be described in the Registration Statement, the U.S. Final Prospectus Supplement or the

Canadian Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; insofar as such descriptions summarize legal matters, agreements, documents or proceedings discussed therein, such descriptions are accurate summaries in all material respects of such legal matters, agreements, documents or proceedings.

(ee)         The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds of the Offering and the Sentient Offering as described in the U.S. Offering Documents and the Canadian Offering Documents, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(ff)           Except as disclosed in the U.S. Offering Documents and the Canadian Offering Documents, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(gg)         Except as disclosed in the U.S. Offering Documents and the Canadian Offering Documents, neither the Company nor any of its Subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters or (ii) intends to use any of the proceeds from the sale of the Shares and the Sentient Shares hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(hh)         The Company and each Subsidiary owns or leases or otherwise has the right to use all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the U.S Offering Documents and the Canadian Offering Documents.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property (other than the Mining Claims, as defined below) and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens except such as are described in the U.S. Offering Documents and the Canadian Offering Documents or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.  Neither the Company nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property (other than Mining Claims) or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

(ii)           All interests in material mining claims, concessions, exploitation or extraction rights or similar rights (“Mining Claims”) that are held by the Company or any of its

Subsidiaries will be fairly and accurately described in the U.S. Final Prospectus Supplement and the Canadian Final Prospectus in all material respects and are in good standing, are valid and enforceable, are free and clear of any material liens or charges, and no material royalty is payable in respect of any of them, except as disclosed in the U.S. Offering Documents and the Canadian Offering Documents.  Except in each case as disclosed in the U.S. Offering Documents and the Canadian Offering Documents, no other material property rights are necessary for the conduct of the Company’s business as described therein, and there are no material restrictions on the ability of the Company and its Subsidiaries to use, transfer or otherwise exploit any such Mining Claims except as required by and subject to compliance with applicable law or as set forth in the agreements listed in Exhibit B hereto (collectively, the “Material Agreements”) The Company does not know of any claim or basis for a claim that may adversely affect the Company’s or any Subsidiary’s rights in the Mining Claims in any material respect.  Except as disclosed in the U.S. Final Prospectus Supplement and the Canadian Final Prospectus, the Mining Claims held by the Company or its Subsidiaries cover the properties required by the Company for the purposes described therein.

(jj)           Except as disclosed in the U.S. Final Prospectus Supplement and the Canadian Final Prospectus, when filed, the information relating to estimates by the Company of the indicated and inferred resources and mineralized material associated with its mineral property projects contained in the U.S. Final Prospectus Supplement and the Canadian Final Prospectus has been prepared in all material respects in accordance with National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) and Commission Industry Guide 7 under the Securities Act, as applicable.  The Company believes that all of the assumptions underlying such resource estimates are reasonable and appropriate.  The Company has duly filed with the applicable Canadian securities regulatory authorities all reports required by NI 43-101, and all such reports comply with the requirements of such instrument in all material respects.

(kk)         The Company and the Subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect.  There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect.

(ll)           Except as would not have a Material Adverse Effect, (i) each of the Company and each Subsidiary has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (ii) no deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’ federal, state, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened, (iii) the accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the most recent audited consolidated financial statements of the Company (including any predecessor companies), the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business, and (iv) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(mm)       There are no transfer taxes or other similar fees or charges under Canadian or U.S. federal law or the laws of any state, province or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares or the Sentient Shares.

(nn)         No dispute between the Company and any local, native or indigenous group, or any non-governmental organization, exists or is threatened or imminent with respect to any of the Company’s or its Subsidiaries’ properties or exploration activities that could reasonably be expected to have a Material Adverse Effect.

(oo)         No labor disturbance by the employees of the Company or any Subsidiary exists or, to the best of the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(pp)         No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability which could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; each employee benefit plan for which the Company or any Subsidiary would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(qq)         There has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned, operated, used or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  There has been no disposal, discharge, emission contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which the Company or any Subsidiary has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary.  No property of the Company or any Subsidiary is subject to any Lien under any Environmental Law. Neither the Company nor any Subsidiary is subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(rr)           In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure or remediation of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(ss)         None of the Company, any Subsidiary or, to the Company’s knowledge, any of its employees or agents, has at any time during the last five years (i) made any unlawful contribution to any candidate for non-United States office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.  The operations of the Company and each Subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the

Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.  Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering or the Sentient Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(tt)           Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(uu)         The Company has complied with the requirements of Rule 433 under the Securities Act with respect to each U.S. Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such U.S. Issuer Free Writing Prospectus.  The Company has not (i) distributed any offering material in connection with the Offering other than the Prospectuses and any U.S. Issuer Free Writing Prospectus set forth on Annex IV hereto, or (ii) filed, referred to, approved, used or authorized the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Shares, except for any U.S. Issuer Free Writing Prospectus set forth in Annex IV hereto and any electronic road show previously approved by Canaccord.

(vv)         The Company is a reporting issuer in the Canadian Qualifying Jurisdictions and is not included in the lists maintained by the Canadian Qualifying Authorities of reporting issuers in default.

(ww)       Olympia Trust Company, at its principal offices in the City of Toronto, Ontario, Canada is the duly appointed registrar and transfer agent of the Company with respect to the Common Stock.

(xx)          The minute books and corporate records of the Company and its Subsidiaries are true and correct in all material respects and contain all minutes of all meetings and all resolutions of the directors (and any committees of such directors) and stockholders of the Company and its Subsidiaries as at the date hereof and at the Closing Date will contain the minutes of all meetings and all resolutions of the directors (and any committees of such directors) and stockholders of the Company and its Subsidiaries.

(yy)         The Company has not granted any stock option under any stock option plan of the Company or any Subsidiary (each, a “Stock Plan”) with a per share exercise price of less than the fair market value per share of Common Stock on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements and disclosed, to the extent required, in the Company’s filings or submissions with the Commission, the Canadian Qualifying Authorities or the TSX and the NYSE Amex.

(zz)          None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Underwriters, as to which no representation is made) has engaged in any directed selling efforts within the meaning of Regulation S in connection with the offer and sale of the Sentient Shares to Sentient, and all such persons have complied with the offering restrictions and other requirements of Regulation S in connection with the Sentient Offering.

(aaa)       The offer and sale of the Sentient Shares in the manner contemplated by this Agreement does not require registration under the Securities Act.

Any certificate signed by or on behalf of the Company and delivered to Canaccord or to counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2.             Purchase, Sale and Delivery of the Shares and the Sentient Shares.

(a)           On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell 4,055,000 Firm Shares to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price set forth in Annex V hereto, the number of Firm Shares set forth opposite their respective names on Schedule I hereto together with any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof. As compensation for the services rendered to the Company by the Underwriters in respect of the Offering, the Company will pay to the Underwriters a commission for Shares sold to the Underwriters under this Agreement, in U.S. currency, as set forth in Annex V hereto, payable on the Closing Date (as defined below), which may be netted against payment from the Underwriters to the Company for the Firm Shares.

(b)           Payment of the purchase price for, and delivery of certificates representing, the Firm Shares shall be made at the Toronto office of Skadden, Arps, Slate, Meagher and Flom LLP (“Underwriters’ U.S. Counsel”), or at such other place as shall be agreed upon by Canaccord and the Company, at 8:00 A.M., New York City time, on October 22, 2010, or such other time and date as Canaccord and the Company may agree upon in writing (such time and date of payment and delivery being herein called the “Closing Date” provided that in any event the Closing Date will not be later than November 19, 2010).  Payment of the purchase price for the Firm Shares shall be made by wire transfer in same day funds to the bank account designated by the Company upon delivery of certificates for the Firm Shares to Canaccord through the facilities of The Depository Trust Company in the United States and CDS Clearing & Depository Services Inc. in Canada for the respective accounts of the several Underwriters.  Certificates for the Firm Shares shall be registered in such name or names and shall be in such denominations as Canaccord may request.  The Company will permit Canaccord to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

(c)           In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters, acting severally and not jointly, the option to purchase up to 608,250 Additional Shares at the same purchase price per share to be paid by the Underwriters for the Firm Shares and at the same commission per share to be received by the Underwriters as set forth in Section 2(a) above, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters.  This option may be exercised at any time and from time to time, in whole or in part on one or more occasions, on or before the fifth day following the Closing Date, by written notice from Canaccord to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by Canaccord, when the Additional Shares are to be delivered (any such date and time being herein sometimes referred to as the “Additional Closing Date”); provided, however, that no Additional Closing Date shall occur earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised.  Upon any exercise of the option as to all or any portion of the Additional Shares, each Underwriter, acting severally and not jointly, agrees to purchase from the Company the number of Additional Shares that bears the same proportion of the total number of Additional Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares that the Underwriters have agreed to purchase hereunder, subject, however, to such adjustments to eliminate fractional shares as Canaccord in its sole discretion shall make.

(d)           Payment of the purchase price for, and delivery of certificates representing, the Additional Shares shall be made at the Toronto office of Skadden, Arps, Slate, Meagher & Flom LLP, or at such other place as shall be agreed upon by Canaccord and the Company, at 8:00 A.M., New York City time, on the Additional Closing Date, or such other time as shall be agreed upon by Canaccord and the Company.  Payment of the purchase price for the Additional Shares shall be made by wire transfer in same day funds to the bank account designated by the Company upon delivery of certificates for the Additional Shares to Canaccord through the facilities of The Depository Trust Company in the United States and CDS Clearing & Depository Services Inc. in Canada for the respective accounts of the several Underwriters. Certificates for the Additional Shares shall be registered in such name or names and shall be in such denominations as Canaccord may request. The Company will permit Canaccord to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

(e)           As compensation for the services rendered to the Company by Canaccord in respect of the Sentient Offering, the Company will pay to Canaccord a placement agency commission for Sentient Shares sold to Sentient by the Company, in U.S. currency, as set forth in Annex V hereto, payable upon the issuance of such Sentient Shares.

(f)            The Company acknowledges and agrees that (i) the terms of this Agreement, the Offering and the Sentient Offering (including the price of the Shares and the Sentient Shares) were negotiated at arm’s length between sophisticated parties represented by counsel; (ii) no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created as a result of any of the transactions contemplated by this Agreement or the process leading to such transactions, irrespective of whether any Underwriter has advised or is advising any such party on other matters, (iii) the Underwriters’ obligations to the Company in respect of the Offering and the Sentient Offering are set forth in this Agreement in their entirety and (iv) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Underwriters with respect to any such matters.

3.             Offering.  Upon authorization of the release of the Firm Shares by Canaccord, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the U.S. Final Prospectus Supplement and the Canadian Final Prospectus.

4.             Covenants of the Company.  In addition to the other covenants and agreements of the Company contained herein, the Company further covenants and agrees with each of the Underwriters that:

(a)           The Company will prepare and file with the Commission, promptly after the execution of this Agreement, and in any event no later than 12:30 p.m. (New York City time) on the date of this Agreement, a U.S. Preliminary Prospectus Supplement containing the pricing information from this Agreement.  The Company will prepare and file a Canadian Preliminary Prospectus containing the pricing information from this Agreement concurrently with the U.S. Preliminary Prospectus Supplement identified above.

(b)           The Company shall use its commercially reasonable efforts to satisfy all comments with respect to the Canadian Preliminary Prospectus as soon as possible after receipt of such comments. The Company shall forthwith prepare the U.S. Final Prospectus Supplement and the Canadian Final Prospectus in a form satisfactory to the Underwriters, acting reasonably, and in compliance with all applicable United States securities laws and Canadian Securities Laws and file the U.S. Final Prospectus Supplement with the Commission pursuant to Rule

424(b) under the Securities Act and the Canadian Final Prospectus with the Canadian Qualifying Authorities in accordance with applicable Canadian Securities Laws as soon as possible but in any event by no later than 2:00 p.m. (New York City time) on October 15, 2010 (or such later date and time as determined by the Underwriters in their sole discretion) and will provide evidence satisfactory to the Underwriters of such timely filings. The Company shall use its commercially reasonable efforts to obtain a receipt for the Canadian Final Prospectus by no later than 5:00 p.m. (New York City time) on October 15, 2010.

(c)           Prior to the last date on which an Additional Closing Date, if any, may occur, the Company shall not file any amendment to the Registration Statement or amendment or supplement to the U.S. Final Prospectus Supplement to which you shall object in writing after being furnished in advance a copy thereof and given a reasonable opportunity to review and comment thereon; the Company shall notify you promptly (and, if requested by Canaccord, confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the U.S. Final Prospectus Supplement or for any additional information, (iii) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement, any U.S. Preliminary Prospectus, the U.S. Final Prospectus Supplement or any U.S. Issuer Free Writing Prospectus, (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the U.S. Final Prospectus Supplement, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, or suspending the use of any U.S. Preliminary Prospectus Supplement, the U.S. Final Prospectus Supplement or any U.S. Issuer Free Writing Prospectus or, in each case, of the initiation or threatening of any proceedings therefore, (vi) of the receipt of any comments from the Commission or communications from any stock exchange or other regulatory authority relating to the Offering or the Sentient Offering, including the TSX and the NYSE Amex, and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares or the Sentient Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose.  If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible.

(d)           If at any time when a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, any event shall have occurred as a result of which the U.S. Final Prospectus Supplement as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery of such U.S. Final Prospectus Supplement (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) to the purchaser, not misleading, or if to comply with the Securities Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the U.S. Final Prospectus Supplement or the Registration Statement, or to file any document incorporated by reference in the Registration Statement or the U.S. Final Prospectus Supplement or in any amendment thereof or supplement thereto, the Company will notify Canaccord promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to Canaccord) that will correct such statement or omission or effect such compliance, and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible. The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Shares, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the rules and regulations thereunder within the time periods required thereby.

(e)           The Company will not, without the prior consent of Canaccord, (i) make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except for any U.S. Issuer Free Writing Prospectus set forth in Annex IV hereto and any electronic road show previously approved by Canaccord, or (ii) file, refer to, approve, use or authorize the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Shares.  If at any time any event shall have occurred as a result of which any U.S. Issuer Free Writing Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, conflict with the information in the Registration Statement or the U.S. Final Prospectus Supplement as then amended or supplemented or would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act or the Rules and Regulations it shall be necessary at any time to amend or supplement any U.S. Issuer Free Writing Prospectus, the Company will notify Canaccord promptly and, if requested by Canaccord, prepare and furnish without charge to each Underwriter an appropriate amendment or supplement (in form and substance satisfactory to Canaccord) that will correct such statement, omission or conflict or effect such compliance.

(f)            The Company has complied and will comply with the requirements of Rule 433 with respect to each U.S. Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to each such U.S. Issuer Free Writing Prospectus.

(g)           Promptly from time to time, the Company will use its reasonable best efforts, in cooperation with Canaccord, to qualify the Shares for distribution, offering and sale under the securities laws relating to the Offering or sale of the Shares in the United States and the Canadian Qualifying Jurisdictions and such jurisdictions, domestic or foreign, as may be agreed between Canaccord and the Company and to maintain such qualification in effect for so long as required for the distribution thereof or, in the event that the Shares have, for any reason, ceased to be so qualified, shall qualify again the Shares for such distribution thereof, by the Underwriters and other duly registered investment dealers or brokers; except that in no event shall the Company be obligated in connection therewith to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject or require registration of the Shares or require the

Company to file a prospectus in such jurisdiction or subject the Company to ongoing reporting requirements in such jurisdiction.

(h)           During the period from the date of this Agreement until the completion of distribution of the Shares, the Company shall promptly deliver notice to Canaccord with full particulars, of:

(i)            any change in the Canadian Securities Laws that requires the filing of any amendment to the Canadian Final Prospectus;

(ii)           any material change (as such term is defined in Canadian Securities Laws), in the Company, its Subsidiaries or the Shares, whether actual, anticipated, contemplated, proposed or threatened;

(iii)          any change (whether actual, anticipated, contemplated, proposed or threatened) in a material fact (as such term is defined in Canadian Securities Laws) contained in any of the Canadian Offering Documents which is of such a nature as to result in, or could reasonably be expected to result in, a misrepresentation (as such term is defined in Canadian Securities Laws) in the Canadian Offering Documents or to render any Canadian Offering Documents not in compliance with any of the Canadian Securities Laws of the Canadian Qualifying Jurisdictions; or

(iv)          any material fact (whether actual, anticipated, contemplated, proposed or threatened) that would have been required to be stated in any Canadian Offering Document had the material fact arisen on or prior to the date of the Canadian Offering Document.

The Company shall, to the satisfaction of the Underwriters, acting reasonably, prepare and file with the Canadian Qualifying Authorities, promptly and, in any event, within all applicable time limitation periods, a new or amended prospectus as required under Canadian Securities Laws and shall comply with all other applicable filing and other requirements under Canadian Securities Laws and the rules of the TSX as are necessary to continue to qualify the Shares for distribution in the Canadian Qualifying Jurisdictions as a result of such material change, material fact, change in a material fact or other change or as might otherwise be required under Canadian Securities Laws, except that the Company shall not file any new or amended prospectus without first allowing Canaccord to participate fully in the preparation of such documents and to conduct such due diligence as the Underwriters may reasonably require to fulfill the Underwriters’ obligations, enquiries, searches, investigations and examinations in order to enable the Underwriters to responsibly execute any certificate in any new or amended prospectus.  The Company shall in good faith discuss with the Underwriters as promptly as possible any circumstance or event which is of such a nature that there is or ought to be consideration given as to whether there may be a material change, a material fact, or change in a material fact or other change for the purposes of this Section 4(h).

(i)            The Company shall advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of:

(i)            the issuance by any Canadian Qualifying Authority or the TSX of any order preventing or suspending the Offering or the Sentient Offering or the use of any of the Canadian Offering Documents or of the institution, threat or contemplation of any proceeding for any such purpose; or

(ii)           any request or demand made by any Canadian Qualifying Authority or the TSX for the Company to amend or supplement any of the Canadian Offering Documents or for additional information in respect of the Company or its Subsidiaries or the distribution of the Shares or the Sentient Shares.

The Company shall use its reasonable commercial efforts to prevent the issuance of any such order described in Section 4(i)(i) and, if any such order is issued, to obtain the withdrawal or revocation of that order as expeditiously as possible.

(j)            The Company will promptly deliver to each of the Underwriters a conformed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith.  The Company will promptly deliver to each of the Underwriters such number of copies of any U.S. Preliminary Prospectus Supplement, the U.S. Final Prospectus Supplement, the Registration Statement and all amendments of and supplements to such documents, if any, and the Canadian Offering Documents as the Underwriters may reasonably request.  Prior to 10:00 A.M., New York time, on the business day next succeeding the Applicable Time and from time to time thereafter, the Company will furnish the Underwriters with copies of the U.S. Final Prospectus Supplement and Canadian Final Prospectus in such quantities as Canaccord may reasonably request.

(k)           The Company will make generally available to its security holders as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(l)            Except for the Sentient Shares or shares which may be issued to Hochschild Mining Holdings Limited (“Hochschild”) upon exercise of its contractual pre-emptive right, during the period of 90 days from the date of the U.S. Final Prospectus Supplement and the Canadian Final Prospectus (the “Lock-Up Period”), without the prior written consent of Canaccord, the Company (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or make any public announcement of any of the foregoing, (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the Rules and Regulations) with respect to any Relevant Security, and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; and the Company will obtain an undertaking in substantially the form of

Annex III hereto of each of its officers and directors, and certain of its stockholders and other persons or entities listed on Schedule II attached hereto, not to engage in any of the aforementioned transactions on their own behalf, other than the sale of Shares as contemplated by this Agreement and the Company’s issuance of Common Stock upon (i) the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof; (ii) the Company’s issuance of Common Stock upon the exercise of currently outstanding options; (iii) the Company’s issuance of Common Stock upon the exercise of currently outstanding warrants; and (iv) the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee stock option plans in effect on the date hereof, each as described in the Registration Statement, the U.S. Final Prospectus Supplement and the Canadian Final Prospectus.  Other than any registration statement required pursuant to the registration rights agreement entered into with Sentient in connection with the Sentient Offering, the Company will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by the immediately preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Canaccord waives, in writing, such extension.  The Company will provide Canaccord and any co-managers, each officer and director of the Company and each stockholder and other person or entity listed on Schedule II attached hereto with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

(m)          During the period of five years from the effective date of the Registration Statement, the Company will upon request, furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to Canaccord (i) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission, any Canadian securities regulatory authority, the TSX, the NYSE Amex or any other securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as Canaccord may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission); provided, however that, notwithstanding the foregoing, the Company shall have no obligation to provide under this paragraph any document or information required to be delivered pursuant to this paragraph that is made available on EDGAR or SEDAR, or which otherwise is of a routine administrative nature.

(n)           The Company will use its best efforts to maintain the listing of the Shares on the TSX and the NYSE Amex and remain a reporting issuer in a jurisdiction of Canada for a period of five years, provided that the Company shall not be required to comply with this Section 4(n) following the completion of a merger, amalgamation, arrangement, business combination or take-over bid pursuant to which the Company ceases to be a reporting issuer.

(o)           The Company will apply the net proceeds from the sale of the Shares and the Sentient Shares as set forth under the caption “Use of Proceeds” in the U.S. Final Prospectus Supplement and the Canadian Final Prospectus.

(p)           The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares or the Sentient Shares.

(q)           The Company shall provide Canaccord with a draft of any press release to be issued in connection with the Offering of the Shares or the Sentient Offering of the Sentient Shares, and will provide Canaccord and their counsel at least twenty-four (24) hours to comment thereon and will consider all reasonable comments of Canaccord and their counsel on such press releases.

(r)            Each Underwriter, severally and not jointly, covenants and agrees with the Company that such Underwriter will not use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) without the prior written consent of the Company, except for any U.S. Issuer Free Writing Prospectus set forth in Annex IV hereto and any electronic road show previously approved by Canaccord.  The Company and each Underwriter, severally and not jointly, agrees that any such free writing prospectus, the use of which has been consented to by the Company and the Underwriters, is listed in Annex IV hereto.

(s)           The Company will offer and sell the Sentient Shares in a manner that does not require registration under the Securities Act in accordance with Regulation S.

5.             Payment of Expenses.  Whether or not the transactions contemplated by this Agreement, the Registration Statement, the U.S. Final Prospectus Supplement and the Canadian Final Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, the U.S. Base Prospectus, any U.S. Preliminary Prospectus Supplement, any U.S. Issuer Free Writing Prospectus, the U.S. Final Prospectus Supplement and the Canadian Offering Documents any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering; (iii) the fees and expenses of its counsel incurred in connection with producing this Agreement and any agreement among Underwriters, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering and the Sentient Offering; (iv) all expenses in connection with the qualification of the Shares and the Sentient Shares for offering and sale under state or blue sky laws or foreign securities laws (including the Canadian

Securities Laws) as provided in Section 4(g) hereof, including the fees and disbursements of counsel for the Underwriters (subject to the $225,000 cap set forth below) in connection with such qualification and in connection with any blue sky survey; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters (subject to the $225,000 cap set forth below) in connection with, securing any required review by FINRA of the terms of the Offering and the Sentient Offering; (vi) all fees and expenses in connection with listing the Shares and the Sentient Shares on the TSX and the NYSE Amex; (vii) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares and the Sentient Shares; and (viii) any stock transfer taxes incurred in connection with this Agreement or the Offering and the Sentient Offering.  The Company also will pay or cause to be paid: (a) the cost of preparing certificates representing the Shares and the Sentient Shares; (b) the cost and charges of any transfer agent or registrar for the Shares and the Sentient Shares; and (c) the actual and accountable costs and expenses of the Underwriters, including the fees and disbursements of their counsel (which shall not exceed, $225,000 in the aggregate), any experts or consultants retained by them and other reasonable, documented out of pocket expenses incurred by them in connection with the transactions contemplated by this Agreement; and (d) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5.  It is understood, however, that except as provided in this Section 5 and in Sections 7, 8 and 12 hereof, the Underwriters will pay their own costs and expenses, and stock or other transfer taxes on the resale of any of the Shares by them, in connection with the transactions contemplated by this Agreement.

6.             Conditions of Underwriters’ Obligations.  The several obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company contained herein, as of the date hereof and as of the Closing Date (for purposes of this Section 6, “Closing Date” shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the performance by the Company of all of its obligations hereunder, and to each of the following additional conditions:

(a)           The U.S. Final Prospectus Supplement shall have been filed with the Commission in a timely fashion in accordance with Section 4(b) hereof; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any U.S. Preliminary Prospectus Supplement, any U.S. Issuer Free Writing Prospectus or the U.S. Final Prospectus Supplement, shall have been issued by the Commission and no proceedings therefor shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to Canaccord’s reasonable satisfaction; and all necessary foreign and domestic regulatory or stock exchange approvals shall have been received.

(b)           The Canadian Final Prospectus shall have been filed with the Canadian Qualifying Authorities in a timely fashion in accordance with Section 4(b) hereof and in accordance with NP 11-202, MI 11-102 and NI 44-101, a final receipt has been issued by the OSC as principal regulator for the Canadian Final Prospectus and no order preventing or suspending the use of the Canadian Final Prospectus shall have been issued and no proceeding for that purpose shall have been in initiated or threatened by any Canadian Qualifying Authority or other securities regulatory authority.

(c)           At the Closing Date, the Underwriters shall have received the written opinion of Davis Graham & Stubbs LLP, United States counsel for the Company, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Underwriters, to the effect set forth in Annex I hereto.

(d)           At the Closing Date, the Underwriters shall have received the written opinion of Fasken Martineau DuMoulin LLP, Canadian counsel for the Company, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Underwriters and the Underwriters’ Counsel, with respect to the matters described in Annex II hereto, it being understood that the Company’s Canadian counsel may rely, to the extent appropriate in the circumstances, on certificates of officers of the Company with respect to factual matters not independently established, and on the opinions of local counsel, acceptable to the Underwriters, acting reasonably, with respect to matters other than those governed by the laws of the Province of Ontario, Alberta and British Columbia and the federal laws of Canada applicable therein, and that the Underwriters may rely on the opinion of the Company’s Canadian counsel as to matters (if any) which relate specifically to the Company.

(e)           At the Closing Date, the Underwriters shall have received the written opinion of counsel to the Company, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Underwriters, as to ownership and title by the Company and its Subsidiaries of the EI Quevar project and the Zacatecas project, and with respect to such matters related to the transactions contemplated hereby reasonably requested by the Underwriters.

(f)            At the Closing Date, the Underwriters shall have received the written opinion of local counsel in Luxemburg, Spain, Mexico and Argentina, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Underwriters, as to ownership of the Subsidiaries incorporated or organized in such country, due incorporation or organization, valid existence and good standing (if such concept is recognized in such jurisdiction) and such other matters as may reasonably be requested by the Underwriters.

(g)           At the Closing Date, the Underwriters shall have received the written opinion of Skadden, Arps, Slate, Meagher & Flom LLP (“Underwriters’ U.S. Counsel” and as used below, together with Blake, Cassels & Graydon LLP, “Underwriters’ Counsel”), dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to you, with respect to the issuance and sale of the Shares, the Registration Statement, the U.S. Final Prospectus Supplement and such other matters as you may require, and the Company shall have furnished to Underwriters’ U.S. Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(h)           At the Closing Date, the Underwriters shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters, as to:

(i)            the absence of (A) any change, fact, event or circumstance described in or contemplated by Section 4(h); and (B) any transaction, entered into or pending, out of the ordinary course of business which would reasonably be expected to have a Material Adverse Effect;

(ii)           the absence of any actions, suits, proceedings or inquiries pending or, to the Company’s knowledge, threatened against or affecting the Company or the Subsidiaries at law or in equity or before or by any federal, state, provincial, municipal or other government department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would reasonably be expected to have a Material Adverse Effect, or which has the effect of suspending the sale or ceasing the trading of the Shares or any other securities of the Company;

(iii)          the accuracy of the representations and warranties of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date;

(iv)          the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date; and

(v)           such other matters as the Underwriters may reasonably request.

(i)            At the time this Agreement is executed, contemporaneously with the filing of the U.S. Final Prospectus Supplement and the Canadian Final Prospectus, and at the Closing Date, the Underwriters shall have received a comfort letter, from PricewaterhouseCoopers LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement, the date of the U.S. Final Prospectus Supplement and Canadian Final Prospectus and as of the Closing Date, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and the Underwriters’ Counsel.

(j)            Neither the Company nor any Subsidiary shall have sustained, since the date of the latest audited financial statements incorporated by reference in the U.S. Final Prospectus Supplement and the Canadian Offering Documents, any material loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the U.S. Final Prospectus Supplement (exclusive of any supplement thereto) and the Canadian Offering Documents; and (ii) subsequent to the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto subsequent to the date hereof), the U.S. Final Prospectus Supplement (exclusive of any supplement thereto) and the Canadian Offering Documents, except as disclosed therein, there shall not have been any change in the capital stock or long-term or short-term debt of the Company or any Subsidiary or any change or any development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, individually or taken as a whole, the effect of which, in any such case described above, is, in the judgment of Canaccord, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the U.S. Final Prospectus Supplement (exclusive of any such supplement) and the Canadian Offering Documents.

(k)           The Underwriters shall have received a duly executed lock-up agreement from each person who is a director or officer of the Company and each stockholder and other person or entity listed on Schedule II hereto, in each case substantially in the form attached hereto as Annex III.

(l)            At the Closing Date, the Shares shall have been conditionally approved or approved for listing on the TSX and the NYSE Amex.

(m)          At the Closing Date, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements for the Offering and the Sentient Offering.

(n)           The Company shall have furnished the Underwriters and the Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriters or to Underwriters’ Counsel pursuant to this Section 7 shall not be satisfactory in form and substance to Canaccord and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by Canaccord at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by Canaccord at, or at any time prior to, the Additional Closing Date.  Notice of such cancellation shall be given to the Company in writing or by telephone.  Any such telephone notice shall be confirmed promptly thereafter in writing.

7.             Indemnification.

(a)           The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, the Canadian Securities Laws or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the U.S. Final Prospectus Supplement, as originally filed or in any supplement thereto or amendment thereof, in the Registration Statement, as originally filed or any amendment thereof, or in any U.S. Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, (b) the Canadian Offering Documents, or (C) in any other materials or information provided to investors by, or with the approval of, the Company in connection with the Offering or the Sentient Offering, including in any “road show” (as defined in Rule 433 under the Securities Act) for the Offering (“Marketing Materials”), or (ii) the omission or alleged omission to state in the U.S. Final Prospectus Supplement, as originally filed or in any supplement thereto or amendment thereof, in the Registration Statement, as originally filed or any amendment thereof, or in any U.S. Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or in any Canadian Offering Document, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Canaccord expressly for use therein.  The parties agree that such information provided by or on behalf of any Underwriter through Canaccord consists solely of the material referred to in Section 16 hereof.  This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

(b)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement and/or any of the Canadian Offering Documents and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the U.S. Final Prospectus Supplement, as originally filed or any amendment thereof or amendment thereto, in the Registration Statement, as originally filed or any amendment thereof, or in any of the Canadian Offering Documents, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Canaccord specifically for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting commission applicable to the Shares to be purchased by such Underwriter hereunder.  The parties agree that such information provided by or on behalf of any Underwriter through Canaccord consists solely of the material referred to in Section 16 hereof.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof or otherwise has notice of any such action, and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder).  In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party.  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded based upon the advice of counsel that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties.  No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party.

8.             Contribution.  In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering and the Sentient Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the U.S. Final Prospectus Supplement and the Canadian Final Prospectus.  The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 8, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company subject in each case to clause (i) of the immediately preceding sentence.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise.  The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares to be purchased by each of the Underwriters hereunder and not joint.

9.             Underwriter Default.

(a)           If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or any Additional Shares which it or they have agreed to purchase hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates (the “Default Shares”) do not (after giving effect to arrangements, if any, made by Canaccord pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase that number of Default Shares that bears the same proportion of the total number of Default Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as Canaccord in its sole discretion shall make.

(b)           In the event that the aggregate number of Default Shares exceeds 10% of the number of Firm Shares or Additional Shares, as the case may be, Canaccord may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Shares on the terms contained herein.  In the event that within five calendar days after such a default Canaccord does not arrange for the purchase of the Default Shares as provided in this Section9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7, 8, 11 and 12(d)) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c)           In the event that any Default Shares are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, Canaccord or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the U.S. Final Prospectus Supplement, any Canadian Offering Document or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the U.S. Final Prospectus Supplement which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

10.           Default by the Company.  If the Company shall fail at the Closing Date, or the Additional Closing Date, if any, to sell the number of Shares that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 5, 7, 8 and 11 shall remain in full force and effect.  No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

11.           Survival of Representations and Agreements.  All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters.  The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8, 11 and 12 hereof shall survive any termination of this Agreement, including termination pursuant to Section 9, 10 or 12 hereof. This Agreement supersedes and replaces in its entirety the engagement letter dated October 5, 2010 between the Company and Canaccord relating to the Offering and accordingly such engagement letter is of no further force and effect.

12.           Effective Date of Agreement; Termination.

(a)           This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)           Each Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date or to terminate the obligations of the Underwriter to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if, at or after the Applicable Time, (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriter will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on the TSX or NYSE Amex shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the TSX or the NYSE Amex or by order of the Commission, any Canadian securities regulatory authority or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or Canada or there is a declaration of a national emergency or war by the United States or Canada or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the U.S. Final Prospectus Supplement and the Canadian Offering Documents.

(c)           Any notice of termination pursuant to this Section 12 shall be in writing.

(d)           If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 9(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriters, reimburse the Underwriters for all actual and accountable out-of-pocket expenses (including the fees and disbursements of their counsel not to exceed $225,000) incurred by the Underwriters in connection herewith.

13.           Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a)           if sent to any Underwriter, shall be delivered or faxed and confirmed in writing, to such Underwriter c/o Canaccord Genuity Corp., 161 Bay Street, Suite 3000, Toronto, Ontario, Canada, M5J 2S1, Attention: Craig Warren, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP at 222 Bay Street, Suite 1750, Toronto, Ontario, M5K 1J5, Attention: Riccardo A. Leofanti, Esq.;

(b)           if sent to the Company, shall be delivered or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement, Attention: Chief Financial Officer;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to Canaccord, which address will be supplied to any other party hereto by Canaccord upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

14.           Parties.  This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation.  The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

15.           Governing Law and Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York (each a “New York Court”) for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the

Registration Statement and the U.S. Final Prospectus Supplement (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any New York Court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any New York Court or from any legal process therein, (d) agrees not to commence any Proceeding other than in a New York Court, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.  THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE U.S. FINAL PROSPECTUS SUPPLEMENT.

16.           Underwriter Information.    The parties acknowledge and agree that, for purposes of Sections 1(c), 1(d), 1(e) and 7 hereof, the information provided by or on behalf of any Underwriter consists solely of the material included in paragraphs 6,10 and 11 in each case under the caption “Underwriting” in the U.S. Final Prospectus Supplement and the Canadian Final Prospectus, only insofar as such statements relate to selling concession and stabilization activities that may be undertaken by any Underwriter.

17.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

18.           Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19.           Time is of the Essence.  Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

[signature page follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

GOLDEN MINERALS COMPANY

			By:	/s/ Robert P.Vogels
				Name:	Robert P. Vogels
				Title:	S.V.P. and Chief Financial Officer

Accepted as of the date first above written

CANACCORD GENUITY CORP.

By:	/s/ Craig Warren
	Name:	Craig Warren
	Title:	Managing Director

DUNDEE SECURITIES CORPORATION			HAYWOOD SECURITIES INC.

By:	/s/ Richard Cohen		By:	/s/ Greg McKenzie
	Name:	Richard Cohen		Name:	Greg McKenzie
	Title:	Managing Director,		Title:	Managing Director,
		Investment Banking			Investment Banking

RODMAN & RENSHAW, LLC			ROTH CAPITAL PARTNERS

By:	/s/ John Borer		By:	/s/ Aaron Gurewitz
	Name:	John Borer		Name:	Aaron Gurewitz
	Title:	Sr. Managing Director		Title:	Head of Equity Capital Markets

SCARSDALE EQUITIES LLC

By:	/s/ Wade Black
	Name:	Wade Black
	Title:	Chief Operating Officer

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Additional Shares to be Purchased if Option is Fully Exercised

Canaccord Genuity Corp.	3,041,250	456,190
Dundee Securities Corporation	202,750	30,412
Haywood Securities Inc.	202,750	30,412
Rodman & Renshaw, LLC	202,750	30,412
Roth Capital Partners	202,750	30,412
Scarsdale Equities LLC	202,750	30,412

Total	4,055,000	608,250

SCHEDULE II

*  Sentient

EXHIBIT A

Subsidiaries

NAME	JURISDICTION OF FORMATION	PERCENTAGE OWNERSHIP (direct or indirect)

ASM Services S.a r.l.	Luxembourg	100%
Golden Minerals Services Corporation	Delaware	100%
Apex Mining Services, Inc.	Delaware	100%
Golden Mine Services Canada Ltd.	Canada	100%
Silex Spain, S.L.	Spain	100%
Silex Argentina S.A.	Argentina	100%
Colque Exploraciones S.A.	Argentina	100%
Silex Exploration Australia Pty Ltd	Australia	100%
SilEx America Corporation	Delaware	100%
Minera Silex Ecuador S.A.	Ecuador	100%
Apex Mining Partners Limited	Cayman Islands	100%
Minera Silex Chile Limitada	Chile	100%
Silex Bolivia S.A.	Bolivia	100%
Empresa Minera Memisa S.A.	Bolivia	100%
Silver Exploration Company S.A.	Peru	100%
Minera Silex Peru SRL	Peru	100%
Palla Palla Minerales SRL	Peru	100%
Mintec Inversiones S.A.	Bolivia	100%
Aerolípez SRL	Bolivia	100%
Minera de Cordilleras S. de R.L.	Honduras	100%
Apex Mexico Holdings, S.L.	Spain	100%
Compañía Minerales de Zacatecas, S. de R.L. de C.V.	Mexico	100%
Minera Largo S. de R.L. de C.V.	Mexico	100%
Minera de Cordilleras S. de R.L. de C.V.	Mexico	100%
Apex Silver Mines*	Cayman Islands	100%
ASC Holdings LDC	Cayman Islands	100%
ASC Bolivia LDC**	Cayman Islands	100%

*                 Apex Silver Mines is a wholly-owned subsidiary of Golden Minerals Company and a separate entity from the predecessor of Golden Minerals Company, Apex Silver Mines Limited.

**          ASC Bolivia LDC has a Bolivian branch referred to as “ASC Bolivia LDC (Sucursal)”.

EXHIBIT B

Material Agreements

Common Stock Purchase Agreement, dated December 29, 2009, by and among Golden Minerals Company, Sentient Global Resources Fund III, LP and SGRF III Parallel I, LP.

Registration Rights Agreement, dated January 7, 2010, by and among Golden Minerals Company, Sentient Global Resources Fund III, LP and SGRF III Parallel I, LP.

Purchase and Sale Agreement, dated December 30, 2009, by and among Golden Minerals Company, Silex Spain, S.L., Minera El Quevar, and MH Argentina S.A.

Registration Rights Agreement dated January 7, 2010 by and between Golden Minerals Company and MH Argentina S.A.

Common Stock Purchase Warrant dated January 7, 2010 executed by Golden Minerals Company in the name of MH Argentina S.A.

ANNEX I

FORM OF OPINION OF COMPANY’S UNITED STATES COUNSEL

1.             Each of the Company and its U.S. Subsidiaries has been duly organized and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own, lease or license, as the case may be, its properties and conduct its business as described in the U.S. Final Prospectus Supplement.  Each of the Company and its U.S. Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except as would not individually or in the aggregate, have a Material Adverse Effect.

2.             The Company has an authorized equity capitalization as set forth in the U.S. Offering Documents and the Canadian Offering Documents.  All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and to the best of such counsel’s knowledge are not in violation of or subject to any preemptive or, similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance or sale thereof.  The Shares to be delivered on the Closing Date and the Additional Closing Date, if any, have been duly and validly authorized and, when delivered in accordance with the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable and to the best of such counsel’s knowledge, except for shares which may be issued to Hochschild upon exercise of contractual pre-emptive rights, will not have been issued in violation of or subject to preemptive or, similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance or sale thereof.  All of the issued shares of capital stock of each U.S. Subsidiary of the Company are owned directly or indirectly by the Company, free and clear of all Liens. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement, the U.S. Final Prospectus Supplement and the Canadian Offering Documents.

3.             The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.

4.             To the best of such counsel’s knowledge and other than as set forth in the U.S. Offering Documents and the Canadian Offering Documents, there are no judicial, regulatory or other legal or governmental proceedings pending by or before any court or governmental agency, authority or body to which the Company or any of its Subsidiaries required to be described in the U.S. Offering Documents and the Canadian Offering Documents and is not so described.

5.             The execution, delivery, and performance of the Underwriting Agreement and consummation of the transactions contemplated by Underwriting Agreement and the U.S. Final Prospectus Supplement do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to the Material Agreements or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its U.S. Subsidiaries, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or United States Federal, Colorado or Delaware court or judicial or governmental agency or body.

6.             No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any judicial, regulatory or other legal or governmental agency or body is required for the execution, delivery and performance of this Agreement or consummation of the transactions contemplated by the Agreement and the U.S. Final Prospectus Supplement, except for (1) such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion), (2) such as have been made or obtained under the Securities Act and the Exchange Act, (3) such as are required by FINRA, (4) such as are required under the rules of the Toronto Stock Exchange or NYSE Amex (as to which we express no opinion), and (5) such as are required under applicable requirements of legal or governmental bodies outside the United States (as to which we express no opinion).

7.             The Registration Statement and the U.S. Final Prospectus Supplement and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included therein, and ore resource, mineralized material and other geological information, in each case as to which no opinion is rendered) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

8.             The statements under the captions “Description of Common Stock”, “United States Federal Income Tax Considerations for Non-U.S. Holders” and “Underwriting” in the U.S. Final Prospectus Supplement, Item 14 of Part II of the Registration Statement and the Canadian Offering Documents, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

9.             The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the U.S. Final Prospectus Supplement, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

10.           The Registration Statement is effective under the Securities Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b), Rule 430B and Rule 433 under the Securities Act have been made in the manner and in the time period required therein.

11.           To the best knowledge of such counsel, no contract or agreement is required to be filed as an exhibit to the Registration Statement that is not so filed.

12.           The offer and sale of the Sentient Shares in the manner contemplated by the Underwriting Agreement does not require registration under the Securities Act.

In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement and the U.S. Final Prospectus Supplement and related matters were discussed and although such counsel need not independently verify such information or pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements made therein (except to the extent provided in paragraph 9), no facts have come to the attention of such counsel which lead such counsel to believe that (A) the Registration Statement, at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430B, or any amendment thereof made prior to the Closing Date, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the U.S. Final Prospectus Supplement, as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) as of the Applicable Time and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data or ore resource, mineralized material and other geological information included or incorporated by reference therein).

ANNEX II

FORM OF OPINION OF COMPANY’S CANADIAN COUNSEL

1.             The Company is a reporting issuer under the applicable Canadian Securities Laws of the Canadian Qualifying Jurisdictions and the Company is not on the list of defaulting issuers maintained thereunder other than in respect of British Columbia (as to which no such opinion is given).

2.             All documents required to be filed by the Company and all proceedings required to be taken by the Company under applicable Canadian Securities Laws have been filed and taken in order to qualify the distribution or distribution to the public of the Shares in each of the Canadian Qualifying Jurisdictions through investment dealers registered under the applicable laws thereof who have complied with the relevant provisions thereof.

3.             The Shares, if and when listed on the TSX, being qualified investments for purposes of the Income Tax Act (Canada) and the regulations thereunder for a trust governed by a registered retirement savings plan, registered retirement income fund, registered education savings plan, deferred profit sharing plan, registered disability savings plan and tax free savings accounts (“TFSA”).

4.             The Shares to be issued by the Company pursuant to the Underwriting Agreement have been conditionally approved for listing on the TSX, subject only to the filing of documents and the payment of fees in accordance with the requirements of the TSX.

5.             The Shares will not be a “Prohibited Investment”, as defined in the Income Tax Act (Canada), unless the holder of a TFSA does not deal at arm’s length with the Company, or the holder has a “significant interest”, within the meaning of the Income Tax Act (Canada), in the Company or a corporation, partnership, trust with which the Company does not deal at arm’s length for the purposes of the Income Tax Act (Canada).

ANNEX III

Form of Lock-Up Agreement

October 7, 2010

Canaccord Genuity Corp.

As Lead Manager of the several
Underwriters referred to below

c/o Canaccord Genuity Corp.

Golden Minerals Company Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the proposed public offering (the “Offering”) by Golden Minerals Company, a Delaware corporation (the “Company”), of its common stock, $0.01 par value (the “Stock”).

In order to induce you and the other underwriters for which you act as representative (the “Underwriters”) to underwrite the Offering, the undersigned hereby agrees that, without the prior written consent of Canaccord Genuity Corp. (the “Lead Manager”), during the period from the date hereof until ninety (90) days from the date of the final prospectus for the Offering (the “Lock-Up Period”), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration[; provided, however, that notwithstanding the foregoing, concurrent with the vesting of restricted stock held by the undersigned, the undersigned shall be permitted to sell or surrender shares of Stock constituting not more than 35% of the shares vested on such date for the purpose of satisfying the undersigned’s tax withholding obligations [Note: to be included only for Agreements with directors and officers of the Company]].  As used herein “Relevant Security” means the Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Stock or other such equity security.

Notwithstanding the preceding paragraph, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by the immediately preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Lead Manager waives, in writing, such extension.  The undersigned acknowledges that the Company has agreed in the underwriting agreement for the Offering to provide notice to the undersigned of any event that would result in an extension of the Lock-Up Period pursuant to this paragraph, and the undersigned agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities.  The undersigned hereby further agrees that, without the prior written consent of the Lead Manager, during the Lock-up Period the undersigned (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms.  Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof.  Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

By:

Print Name:

ANNEX IV

U.S. Issuer Free Writing Prospectuses:

None

ANNEX V

Offering:

Issue Price of Shares:	US$18.50

Underwriters’ Commission:	5.0%

*********

Sentient Offering:

Issue Price of Sentient Shares:	US$18.50 per Share

Placement Agency Commission with respect to all purchases of Sentient Shares:	1%